UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13011 McCallen Pass
 Building A Suite 100

Austin, TX 78753

(Address of principal executive offices, including zip code)

(650) 980-9190

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Natera, Inc., a Delaware corporation (the “Company”), based on the recommendation of the Board’s Nominating, Corporate Governance and Compliance Committee, (i) increased the size of the full Board from ten to eleven members and (ii) appointed Eric Rubin as a member of the Board, in each case effective as of March 26, 2026.

Dr. Rubin will serve as a Class I director, with an initial term expiring at the 2028 annual meeting of stockholders. There is no arrangement or understanding between Dr. Rubin and any other persons pursuant to which Dr. Rubin was elected as a director.

The Board determined that Dr. Rubin qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of The Nasdaq Stock Market. The Board has appointed Dr. Rubin to the Nominating, Corporate Governance and Compliance Committee of the Board.

In connection with his appointment to the Board, Dr. Rubin will be entitled to receive cash and equity compensation consistent with that of the Company’s other non-employee directors. Such compensation is described in the Company’s Amended Compensation Program for Non-Employee Directors filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2025 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. The Company’s form Notice of Stock Unit Award and form Stock Unit Agreement were filed with the SEC on June 18, 2024 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. The initial equity award granted to Dr. Rubin will vest as to one-third of the shares covered by such award on each of March 26, 2027, 2028, and 2029.

The Company also entered into an Indemnification Agreement with Dr. Rubin, providing for indemnification and advancement of litigation and other expenses to Dr. Rubin to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the SEC on March 16, 2017 as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

There are no family relationships between Dr. Rubin and any of the Company’s directors or executive officers, and Dr. Rubin does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Natera, Inc. Amended Compensation Program for Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 8, 2025).
10.2	Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2024).
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017).
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: April 1, 2026